 Press Release

BioPharmX Reports Fiscal Second Quarter 2020 Financial Results and Provides Corporate Update

SAN JOSE, Calif., September 9, 2019 /PRNewswire/ -- BioPharmX Corporation (NYSE American: BPMX), a specialty pharmaceutical company focused on developing innovative medical dermatology products, today reports financial results for the quarter ended July  31, 2019.

Recent Highlights

•

Announced positive results from its Phase 2b clinical trial of BPX-04[1], a novel topical gel formulation of fully solubilized minocycline for the treatment of moderate-to-severe papulopustular rosacea. BPX-04, a 1% minocycline gel, successfully met both the primary and secondary endpoints of the trial in demonstrating a statistically significant mean change in the number of facial inflammatory lesions and a two-grade improvement to clear or almost clear on the Investigator's Global Assessment (IGA) scale from baseline to week 12. BPX-04 appeared to be generally well-tolerated and there were no serious treatment-related adverse events.

•	Announced the appointment of Steven M. Bosacki, a 20-year pharmaceutical industry veteran, as its Chief Operating Officer.
•

Received notice from the U.S. Patent and Trademark Office granting additional patent protection for its lead candidates, BPX-01 for the treatment of inflammatory lesions of acne vulgaris and BPX-04 for the treatment of papulopustular rosacea (U.S. Patent No. 10,391,108, entitled "Pharmaceutical Tetracycline Composition For Dermatological Use").

•

Retained Locust Walk Partners, LLC, a global life science transaction firm focused on biopharmaceutical and medical technology companies, to provide transaction advisory services. Locust Walk has now initiated efforts to secure a global strategic development and commercialization partner for BioPharmX’s late-stage topical minocycline drug candidates.

“This was an important quarter for BioPharmX to position our late-stage product candidates for continued success. We were extremely pleased to deliver positive Phase 2b trial results for BPX-04 as well as to secure additional patent protection for the underlying technology,” said Dr. Tierney, BioPharmX CEO. “Following a strategic review of the business, we have determined that the best path forward to realize the intrinsic value in these assets will be a strategic partnership transaction. As such, I am pleased to be working with the Locust Walk team, given my longstanding relationship with the firm, to initiate a more formal process with the aim to announce a strategic transaction in Q4 2019.”

Second Quarter Financial Results

For the second fiscal quarter ended July 31, 2019, total operating expenses were $2.7 million, compared with total operating expenses of $4.5 million in the prior fiscal year's second quarter.

Net loss for the fiscal quarter ended July 31, 2019 was $2.6 million, or $0.22 per share, compared with a net loss of $4.4 million, or $0.58 per share, during the prior fiscal year's second quarter.

Excluding stock-based compensation expense and the impact of change in fair value of warrant liability, non-GAAP net loss for the fiscal quarter ended July 31, 2019 was $2.5 million, or $0.20 per share. During the second quarter of the prior fiscal year, the comparable non-GAAP net loss was $4.0 million, or $0.52 per share.

Cash and cash equivalents were $3.3 million as of July 31, 2019.

About BioPharmX® Corporation
BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

About Locust Walk
Locust Walk Partners, LLC is a global life science transaction firm. Their integrated team-based approach across capabilities, geographies, and industry segments delivers the right products, the right partners, and the most attractive sources of capital to get the right deals done for biopharma and medtech companies.

Capabilities – cohesive strategy, market analytics, and transaction capabilities

Geographies – global footprint across all key life science geographies

Industry Segments – comprehensive coverage across biopharma and medtech segments

For more information on Locust Walk or to contact a deal team member, please visit www.locustwalk.com.

Use of Non-GAAP Measures
BioPharmX Corporation has supplemented its financial information prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) with non-GAAP measures, including non-GAAP net loss and non-GAAP net loss per share, which do not include stock-based compensation expense and the impact of changes in fair value of warrant liability. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Management uses the non-GAAP information internally to evaluate its ongoing business, operational performance and cash requirements and believes these non-GAAP measures are useful to investors as they provide the same basis for evaluating BioPharmX Corporation's performance as applied by management.

BioPharmX Corporation has provided a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. These non-GAAP measures may be different from non-GAAP measures used by other companies, including peer companies, and therefore, comparability may be limited. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. BioPharmX Corporation believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with GAAP and that these measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. BioPharmX Corporation encourages investors and others to review the company's financial information in its entirety and not rely on a single financial measure.

Stock-based compensation expense represents non-cash charges related to equity awards granted by BioPharmX Corporation. The change in fair value of warrant liability results from the periodic revaluing of the warrant liability. These amounts are excluded from the company’s non-GAAP net loss and non-GAAP net loss per share because they are not reflective of ongoing operating results in the period incurred. Although these may be recurring charges to BioPharmX Corporation's operations, management believes the measurement of these amounts can vary considerably from period to period and depend substantially on factors that are not a direct consequence of operating performance that is within management's control. Thus, management believes that excluding these charges from non-GAAP net loss and non-GAAP net loss per share facilitates comparisons of BioPharmX Corporation's operational performance in different periods, as well as with similarly determined non-GAAP financial measures of comparable companies.

Forward-Looking Statement
The information in this press release contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections.

This press release contains forward-looking statements about the company's expectations, plans, intentions, and strategies, including, but not limited to the company’s engagement with Locust Walk and its ability to enter into a strategic partnership, or the timing of any such partnership, the results from the company’s Phase 2b rosacea study, the company’s ability to raise capital under its Capital On Demand Sales Agreement, the commencement and results of future trials for BPX-04, level of operating expenditures, the company's ability to obtain patent protection and defend its intellectual property and the company's ability to regain compliance with the NYSE American LLC’s continued listing standards and maintain its listing in the future. Additional risks are set forth in our filings with the Securities and Exchange Commission, including those described in the company's Quarterly Report on Form 10-Q for the quarter ended July 31, 2019. The forward-looking statements included in this press release are made only as of the date hereof, and the company undertakes no obligation to publicly update such statements.

1Caution: BPX-04 is a new drug limited by the U.S. law to investigational use only.

BioPharmX and HyantX are registered trademarks of BioPharmX, Inc.

For further information: Investor and Media Contact,  investors@biopharmx.com

--TABLES TO FOLLOW --

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	July 31,		July 31,
	2019	2018	2019	2018

Revenues, net	$ -	$ 24	$ -	$ 42
Cost of goods sold	-	13	-	20
Gross margin	-	11	-	22

Operating expenses:
Research and development	1,375	2,730	3,574	5,057
Sales and marketing	169	566	433	1,167
General and administrative	1,116	1,182	2,293	2,628
Total operating expenses	2,660	4,478	6,300	8,852

Loss from operations	(2,660)	(4,467)	(6,300)	(8,830)
Change in fair value of warrant liability	2	23	11	(43)
Other income, net	12	34	22	63
Loss before provision for income taxes	(2,646)	(4,410)	(6,267)	(8,810)
Provision for income taxes	-	-	2	2
Net and comprehensive loss	$ (2,646)	$ (4,410)	$ (6,269)	$ (8,812)

Net loss per share
Basic and diluted	($0.22)	($0.58)	($0.58)	($1.19)
Shares used in computing net loss per share
Basic and diluted	12,245	7,653	10,862	7,425

BIOPHARMX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	July 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and cash equivalents	$ 3,290	$ 3,069
Prepaid expenses and other	483	316
Total current assets	3,773	3,385

Property and equipment, net	202	148
Operating lease right-of-use asset, net	1,069	—
Other	121	121
Total assets	$ 5,165	$ 3,654

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$ 937	$ 1,363
Accrued expenses and other	1,081	934
Total current liabilities	2,018	2,297

Long-term liabilities	935	59
Total liabilities	2,953	2,356

Stockholders' equity	2,212	1,298
Total liabilities and stockholders’ equity	$ 5,165	$ 3,654

BIOPHARMX CORPORATION
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(in thousands, except per share amounts; unaudited)

		Three Months Ended		Six Months Ended
		July 31,		July 31,
		2019	2018	2019	2018

GAAP net loss available to common stockholders		$ (2,646)	$ (4,410)	$ (6,269)	$ (8,812)

Change in fair value of warrant liability		(2)	(23)	(11)	43
Stock-based compensation expense:
-	Research and development	85	159	188	359
-	Sales and marketing	12	112	33	241
-	General and administrative	80	175	147	439
	Total stock-based compensation expense	177	446	368	1,039
Total reconciling items		175	423	357	1,082
Non-GAAP net loss available to common stockholders		$ (2,471)	$ (3,987)	$ (5,912)	$ (7,730)

GAAP net loss available to common stockholders		$ (0.22)	$ (0.58)	$ (0.58)	$ (1.19)
Reconciling items
-	Change in fair value of warrant liability	—	—	—	0.01
-	Stock-based compensation expense	0.02	0.06	0.04	0.14

Non-GAAP net loss per share: basic and diluted		$ (0.20)	$ (0.52)	$ (0.54)	$ (1.04)

Shares used in computing non-GAAP net loss per share
Basic and diluted		12,245	7,653	10,862	7,425